UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

to

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 22, 2011

American Realty Capital Healthcare Trust, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-169075	27-3306391
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 15 th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We previously filed a Current Report on Form 8-K on November 29, 2011 (the “Original Form 8-K”) reporting our acquisition of an ambulatory surgery center and medical office building located in Tomball, Texas (the “Spring Creek Medical Plaza”).  This Current Report on Form 8-K/A is being filed for the purposes of amending the Original Form 8-K to provide (i) the financial information related to such acquisition required by Item 9.01 and (ii) certain additional information with respect to such acquisition. No other changes have been made to the Original Form 8-K.

Item 2.01. Completion of Acquisition or Disposition of Assets

In evaluating the Spring Creek Medical Plaza as a potential acquisition and determining the appropriate amount of consideration to be paid, we have considered a variety of factors, including location, demographics, credit quality of the tenants, duration of the in-place leases, strong occupancy and the fact that the overall rental rates are comparable to market rates, as well as expenses, including utility rates, ad valorem tax rates, maintenance expenses and the lack of required capital improvements.

We believe that the Spring Creek Medical Plaza is well located, has acceptable roadway access and is well maintained. The Spring Creek Medical Plaza is subject to competition from similar properties within its respective market area, and the economic performance of the tenants in the Spring Creek Medical Plaza could be affected by changes in local economic conditions. We did not consider any other factors material or relevant to the decision to acquire the Spring Creek Medical Plaza, nor, after reasonable inquiry, are we aware of any material factors other than those discussed above that would cause the reported financial information not to be necessarily indicative of future operating results.

Item 9.01. Financial Statements and Exhibits.

Report of Independent Certified Public Accounting Firm

Stockholders and Board of Directors
American Realty Capital Healthcare Trust, Inc.

We have audited the accompanying statement of revenues and certain expenses (the “Historical Summary”) of a ambulatory surgery center and medical office building located in Tomball, Texas (the “Spring Creek Medical Plaza”) for the year ended December 31, 2010. This Historical Summary is the responsibility of American Realty Capital Healthcare Trust, Inc.'s management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Spring Creek Medical Plaza's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary was prepared for the purpose of complying with the rules and regulations of the U.S. Securities and Exchange Commission and for inclusion in a Form 8-K of American Realty Capital Healthcare Trust, Inc., as described in Note 1 to the Historical Summary, and is not intended to be a complete presentation of the Spring Creek Medical Plaza's revenues and expenses.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and certain expenses as described in Note 1 to the Historical Summary of the Spring Creek Medical Plaza for the year ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

December 22, 2011

THE SPRING CREEK MEDICAL PLAZA

STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(In thousands)

	Nine Months Ended	Year Ended
	September 30, 2011	December 31, 2010

Revenues:
Rental income	$610	$810
Operating reimbursements	219	264
Total revenues	829	1,074

Certain expenses:
Real estate taxes	91	110
Operating	97	119
Utilities	19	19
Insurance	12	16
Total certain expenses	219	264
Revenues in excess of certain expenses	$610	$810

The accompanying notes are an integral part of these Statements of Revenues and Certain Expenses.

THE SPRING CREEK MEDICAL PLAZA

NOTES TO STATEMENTS OF REVENUES AND CERTAIN EXPENSES
(References to amounts for the nine months ended September 30, 2011 are unaudited)

1.	Background and Basis of Presentation

The accompanying Statements of Revenues and Certain Expenses include the operations of an ambulatory surgery center and medical office building located in Tomball, Texas (the “Spring Creek Medical Plaza”) for the year ended December 31, 2010 and the nine months ended September 30, 2011 (unaudited). Spring Creek Medical Plaza was acquired by American Realty Capital Healthcare Trust, Inc. (the “Company”) through its sponsor, American Realty Capital V, LLC, from an unaffiliated third party on November 22, 2011, for $10.0 million. The Spring Creek Medical Plaza contains approximately 22,000 rentable square feet and consists of an ambulatory surgery center, a radiological imaging center and an urgent care center.

The leases are net, whereby the Company is responsible for maintaining the roof and structure of the building and the respective tenants are required to pay their pro-rata share of all other operating expenses, in addition to base rent.

The accompanying Statements of Revenues and Certain Expenses (“Historical Summary”) have been prepared for the purpose of complying with the provisions of Rule 3-14 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”), which requires that certain information with respect to real estate operations be included with certain SEC filings. An audited statement of revenues and certain operating expenses is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors:  (a) the Spring Creek Medical Plaza was acquired from an unaffiliated party and (b) based on due diligence of the Spring Creek Medical Plaza by the Company, management is not aware of any material factors relating to the Spring Creek Medical Plaza that would cause this financial information not to be indicative of future operating results.

In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the interim periods results of operations are included. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year.

2.	Summary of Significant Accounting Policies

Revenue Recognition

Under the terms of the leases, the tenants pay monthly rent reimbursements to the property's owner for certain expenses. Reimbursements from the tenants are recognized as revenue in the period the applicable expenses are incurred. Rental income includes the effect of amortizing the aggregate minimum lease payments over the terms of the leases, which amounted to an increase to rental income of approximately $39,000 over the rent payments received in cash for the year ended December 31, 2010 and approximately $28,000 over the rent payments received in cash for the nine months ended September 30, 2011.

The following table lists the tenants whose annualized rental income on a straight-line basis represented greater than 10% of total annualized rental income for all tenants on a straight-line basis as of September 30, 2011 and December 31, 2010:

	September 30,	December 31,
Tenant	2011	2010
Tomball Surgery Center	76.8%	77.5%
Tomball Imaging	14.8%	15.0%

The termination, delinquency or non-renewal of one of the above tenants may have a material adverse effect on revenues. No other tenant represents more than 10% of annualized rental income as of September 30, 2011 and December 31, 2010.

Use of Estimates

The preparation of the Historical Summary is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions of the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from those estimates used in the preparation of the

Historical Summary.

3.	Future Minimum Lease Payments

At September 30, 2011, the Spring Creek Medical Plaza was 100% leased under non-cancelable operating leases with a remaining lease term of 8.3 years on a weighted average basis. Future minimum lease payments are as follows (in thousands):

October 1, 2011 to December 31, 2011	$194
2012	815
2013	819
2014	822
2015	865
2016 and thereafter	3,636
Total	$7,151

4.	Subsequent Events

The Company has evaluated subsequent events through December 22, 2011, the date which these financial statements have been issued and have determined that there have not been any events that have occurred that would require adjustments to the disclosures in the audited financial statements.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2011
(In thousands)

The following unaudited pro forma Consolidated Balance Sheet is presented as if American Realty Capital Healthcare Trust, Inc. (“the Company”) had acquired the Spring Creek Medical Plaza as of September 30, 2011. This financial statement should be read in conjunction with the unaudited pro forma Consolidated Statement of Operations and the Company's historical financial statements and notes thereto in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The pro forma Consolidated Balance Sheet is unaudited and is not necessarily indicative of what the actual financial position would have been had the Company acquired the properties as of September 30, 2011, nor does it purport to present the future financial position of the Company.

	American Realty Capital Healthcare Trust, Inc. (1)	Spring Creek Medical Plaza (2)	Pro Forma American Realty Capital Healthcare Trust, Inc.

Assets
Real estate investments, at cost:
Land	$6,248	$705	$6,953
Buildings, fixtures and improvements	52,394	7,314	59,708
Acquired intangible lease assets	10,802	1,947	12,749
Total real estate investments, at cost	69,444	9,966	79,410
Less: accumulated depreciation and amortization	(105)	—	(105)
Total real estate investments, net	69,339	9,966	79,305
Cash	2,815	—	2,815
Restricted cash	15	2	17
Prepaid expenses and other assets	893	14	907
Deferred financing costs, net	1,293	279	1,572
Total assets	$74,355	$10,261	$84,616

Liabilities and Stockholders' Equity
Notes payable	$2,500	$—	$2,500
Mortgage notes payable	48,100	7,477	55,577
Below market lease liabilities	557	—	557
Accounts payable and accrued expenses	1,132	12	1,144
Deferred rent and other liabilities	102	—	102
Distributions payable	134	—	134
Total liabilities	52,525	7,489	60,014
Preferred stock	—	—	—
Common stock	31	3	34
Additional paid-in capital	23,460	2,772	26,232
Accumulated deficit	(1,661)	—	(1,661)
Total stockholders' equity	21,830	2,775	24,605
Total liabilities and stockholders' equity	$74,355	$10,264	$84,619

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2011:

(1)	Reflects the Company's historical unaudited Balance Sheet as of September 30, 2011, as previously filed.
(2)
Reflects the acquisition of the Spring Creek Medical Plaza. The purchase price, excluding related expenses, was $10.0 million, which was funded through a combination of funds raised through common stock and a first mortgage note, the proceeds from which were net settled at acquisition.

The Company allocates the purchase price of acquired properties to tangible and identifiable intangible assets acquired based on their respective fair values. Tangible assets include land, land improvements, buildings, fixtures and tenant improvements on an as-if vacant basis. The Company utilizes various estimates, processes and information to determine the as-if vacant property value. Estimates of value are made using customary methods, including data from appraisals, comparable sales, discounted cash flow analysis and other methods. Identifiable intangible assets include amounts allocated to acquire leases for above- and below-market lease rates and the value of in-place leases. Depreciation is computed using the straight-line method over the estimated lives of forty years for buildings, fifteen years for land improvements, five years for fixtures and the shorter of the useful life or the remaining lease term for tenant improvements.

The aggregate value of intangible assets related to in-place leases is primarily the difference between the property valued with existing in-place leases adjusted to market rental rates and the property valued as if vacant. Factors considered in the analysis of the in-place lease intangibles include an estimate of carrying costs during the expected lease-up period for each property, taking into account current market conditions and costs to execute similar leases. In estimating carrying costs, the Company includes real estate taxes, insurance and other operating expenses and estimates of lost rentals at market rates during the expected lease-up period, which is estimated to be nine months. Estimates of costs to execute similar leases including leasing commissions, legal and other related expenses are also utilized. The value of in-place leases is amortized to expense over the initial term of the respective leases, which ranges from approximately four to nine years. If a tenant terminates its lease, the unamortized portion of the in-place lease value and intangible is charged to expense.

Above-market and below-market in-place lease values are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between the contractual amounts to be paid pursuant to the in-place leases and management's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above-market lease intangibles are amortized as a decrease to rental income over the remaining term of the lease.  The capitalized below-market lease values will be amortized as an increase to rental income over the remaining term and any fixed rate renewal periods provided within the respective leases. In determining the amortization period for below-market lease intangibles, the Company initially will consider, and periodically evaluate on a quarterly basis, the likelihood that a lessee will execute the renewal option.  The likelihood that a lessee will execute the renewal option is determined by taking into consideration the tenant's payment history, the financial condition of the tenant, business conditions in the industry in which the tenant operates and economic conditions in the area in which the property is located.

In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including independent appraisals that may be obtained in connection with the acquisition or financing of the respective property and other market data. The Company also considers information obtained about each property as a result of pre-acquisition due diligence, as well as subsequent marketing and leasing activities, in estimating the fair value of the tangible and intangible assets acquired and intangible liabilities assumed. The allocations presented in the accompanying Pro Forma Consolidated Balance Sheet are substantially complete; however, there are certain items that will be finalized once additional information is received. Accordingly, these allocations are subject to revision when final information is available, although the Company does not expect future revisions to have a significant impact on its financial position or results of operations.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011, are presented as if American Realty Capital Healthcare Trust, Inc. (“the Company”) had acquired the Spring Creek Medical Plaza as of the beginning of each period presented. These financial statements should be read in conjunction with the Unaudited Pro Forma Consolidated Balance Sheet and the Company's historical financial statements and notes thereto included in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2011. The Pro Forma Consolidated Statements of Operations are unaudited and are not necessarily indicative of what the actual results of operations would have been had the Company acquired the properties at the beginning of each period presented, nor does it purport to present the future results of operations of the Company.

Unaudited Pro forma Consolidated Statement of Operations for the year ended December 31, 2010 (in thousands):

	American Realty Capital Healthcare Trust, Inc. (1)	Spring Creek Medical Plaza (2)	Pro Forma Adjustments Spring Creek Medical Plaza		Pro Forma American Realty Capital Healthcare Trust, Inc.

Revenues:
Rental income	$—	$810	$(56)	(3)	$754
Operating expense reimbursement	—	264	—		264
Total revenues	—	1,074	(56)		1,018
Operating expenses:
Property operating	—	264	—		264
General and administrative	1	—	—		1
Depreciation and amortization	—	—	658	(4)	658
Total operating expenses	1	264	658		923
Operating income (loss)	(1)	810	(714)		95
Interest expense	—	—	(455)	(5)	(455)
Net income (loss)	$(1)	$810	$(1,169)		$(360)

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010 AND THE NINE MONTHS ENDED SEPTEMBER 30, 2011

Unaudited Pro forma Consolidated Statement of Operations for the nine months ended September 30, 2011 (in thousands):

	American Realty Capital Healthcare Trust, Inc. (1)	Spring Creek Medical Plaza (2)	Pro Forma Adjustments Spring Creek Medical Plaza		Pro Forma American Realty Capital Healthcare Trust, Inc.

Revenues:
Rental income	$368	$610	$(45)	(3)	$933
Operating expense reimbursement	80	219	—		299
Total revenues	448	829	(45)		1,232
Operating expenses:
Property operating	85	219	—		304
Acquisition and transaction related	1,309	—	—		1,309
General and administrative	251	—	—		251
Depreciation and amortization	105	—	494	(4)	599
Total operating expenses	1,750	219	494		2,463
Operating income (loss)	(1,302)	610	(539)		(1,231)
Interest expense	(129)	—	(341)	(5)	(470)
Net income (loss)	$(1,431)	$610	$(880)		$(1,701)

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

     Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2010 and the nine months ended September 30, 2011.

(1)	Reflects the Company's historical operations for the period indicated as previously filed.
(2)	Reflects the operations of the Spring Creek Medical Plaza for the period indicated.
(3)	Represents adjustments to straight-line rent for lease terms as of the acquisition date as well as adjustments for above and below market leases.
(4)
Represents the estimated depreciation and amortization of real estate investments and intangible lease assets had the property been acquired at the beginning of the period.  Depreciation is computed using the straight-line method over the estimated lives of fifteen years for land improvements, forty years for buildings and five years for fixtures.  The value of in-place leases and tenant improvements are amortized to expense over the initial term of the respective leases, which ranges from four to nine years.

(5)
Represents interest expense that would have been recorded on debt incurred in connection with the acquisitions had the properties been acquired at the beginning of the period. The Company financed a portion of the acquisitions with first mortgage non-recourse loans aggregating $7.5 million at an annual fixed interest rate of 5.084%.

Note: Pro forma adjustments exclude one-time acquisition costs of approximately $186,000 primarily representing acquisition fees to the advisor, legal fees and deed transfer fees for the acquisitions of the Spring Creek Medical Plaza.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST, INC.

Date: December 22, 2011	By:	/s/ Brian S. Block
Brian S. Block
Executive Vice President and Chief Financial Officer